CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Northern Dynasty Minerals Ltd.’s Registration Statement No. 333-202063 on Form F-3 of our report dated May 15, 2015, relating to the consolidated financial statements of Pebble Limited Partnership (which expresses an unqualified opinion and includes an explanatory paragraph relating to going concern uncertainty), appearing in this Annual Report on Form 20-F of Northern Dynasty Minerals Ltd. for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Portland, Oregon
May 15, 2015